                                                                    EXHIBIT 99.2





                         NOTICE OF GUARANTEED DELIVERY
                                      for
                Tender of 9 7/8% Senior Notes due 2005, Series A
                                in Exchange for
                     9 7/8% Senior Notes due 2005, Series B

                               WALBRO CORPORATION

         This form or one substantially equivalent hereto must be used by a holder to accept the Exchange Offer of Walbro Corporation, a Delaware corporation (the "Company"), who wishes to tender 9 7/8% Senior Notes due 2005, Series A (the "Old Notes") to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer -- Guaranteed Delivery
Procedures" of the Company's Prospectus, dated             , 1995 (the
"Prospectus") and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Old Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date (as defined below) of the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

  THE EXCHANGE OFFER WILL EXPIRE  AT 5:00 P.M., NEW YORK  CITY TIME, ON
       , 1995, UNLESS  EXTENDED (THE "EXPIRATION DATE").   OLD NOTES TENDERED IN
  THE EXCHANGE OFFER MAY  BE WITHDRAWN AT ANY  TIME PRIOR TO THE EXPIRATION
  DATE.



                 The Exchange Agent for the Exchange Offer is:
                             Bankers Trust Company

    By Hand/Overnight Courier:                                          By Mail:

                   Bankers Trust Company                                       Bankers Trust Company
               Corporate Trust & Agency Group                             Corporate Trust & Agency Group
                 Receipt & Delivery Window                                   Reorganization Department
               123 Washington St., 1st Floor                                       P.O. Box 1458
                    New York, NY   10006                                       Church Street Station
                                                                             New York, NY   10008-1458

                                 By Facsimile:
                       (212) 250-3290 and (212) 250-6275

                             Confirm by Telephone:
                                 (212) 250-6270

 DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET
    FORTH ABOVE, OR TRANSMISSION OFINSTRUCTIONS VIA FACSIMILE OTHER THAN
          AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

      THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE
GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH
 SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED BOX ON THE
             LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

                             Ladies and Gentlemen:

 The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of
                                 Transmittal.

           The undersigned hereby tenders the Old Notes listed below:

    Certificate Number(s) (if known) of Old Notes or        Aggregate Principal        Aggregate Principal
       Account Number at the Book-Entry Facility            Amount Represented           Amount Tendered





                                           PLEASE SIGN AND COMPLETE
  Signatures of Registered Holder(s) or                  Date:  ____________________________________________

  Authorized Signatory:  ___________________

  ___________________________________________________    Address:  _________________________________________

  ___________________________________________________    ___________________________________________________

  Name(s) of Registered Holder(s):  _________________    Area Code and Telephone No.  _____________


       This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificates for Old Notes or on a security position listing as the owner of Old Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)

Names(s):
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


Capacity:
________________________________________________________________________________


Address(es):
________________________________________________________________________________

________________________________________________________________________________






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

                                   GUARANTEE
                    (Not to be used for signature guarantee)

       The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Old Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility described in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures" and in the Letter of Transmittal and any other required documents, all by 5:00 p.m., New York City time, within five New York Stock Exchange trading day following the Expiration Date.



Name of Firm:  ________________________________________     ____________________________________________________
                                                                  Authorized Signature

Address:  ______________________________________________    Name:  _____________________________________________

________________________________________________________
                (Include Zip Code)                          Title:____________________________________________
                                                                            (Please type or print)

Area Code and Telephone Number:
____________________________________________________        Date: ___________________________________, 1995




 DO NOT SEND OLD NOTES WITH THIS FORM. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY A PROPERLY COMPLETED AND DULY EXECUTED
           LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.





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

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY


  1.Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

   2.Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Notes referred to herein, the signature must correspond with the name(s) written on the face of the Old Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Old Notes, the signature must correspond with the name shown on the security position listing as the owner of the Old Notes.

 If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Old Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Old Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

 If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

 3.Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.





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